UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2005

DYNECO CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	333-112585	41-1508703
(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)

564 International Place, Rockledge, Florida	32955
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 321-639-0333

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On March 2, 2005, the Company completed a $300,000 financing consisting of its convertible promissory notes and common stock purchase warrants. The notes are convertible at the option of the holder into shares of the Company’s common stock, at a price of $.10 per share, subject to adjustment. The notes are payable with interest at the rate of 5% per annum. Principal amortization payments, each in the amount of $15,789.47 plus accrued interest, are to be paid in 19 equal monthly installments, commencing July 2, 2005. Amortization payments may be made in cash (accompanied by a 10% premium) or, at the Company’s option, in registered common stock, at a 20% discount to market. Amortization payments in stock are subject to (a) a limitation based upon the weighted average trading volume of the common stock for the 20 trading days preceding the payment date and (b) a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

The Company also issued the investors common stock purchase warrants to purchase an aggregate of 7,500,000 shares of common stock, consisting of (a) five year warrants to purchase 3,000,000 shares at an exercise price of $.14375 per share, subject to adjustment, (b) five-year warrants to purchase 1,500,000 shares at an exercise price of $.25 per share, subject to adjustment and (c) five year warrants to purchase 3,000,000 shares at $.10 per share, subject to adjustment. The Company may require the investors to exercise the warrants described in (c) if the closing price for the Company’s common stock is $.15 or more for 30 consecutive trading days, and average daily volume during such period is at least 250,000 shares. The exercise of warrants is also subject to the 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding.

The Company agreed to file a registration statement covering the shares issuable upon conversion or payment of the notes and exercise of the warrants. The proceeds of the loan will be used for general working capital purposes. Repayment of the notes is collateralized by a general security interest in all of the Company’s assets.

The notes were sold to a total of two investors, each of whom the Company had reasonable grounds to believe was an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Each investor was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in the Company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. The Company paid unaffiliated finders a total of $27,000, by the issuance of its promissory notes payable in the same manner as the investor notes, and issued the finders five-year warrants to purchase a total of 270,000 shares of common stock, exercisable at $.14375 per share, subject to adjustment.

The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	Press Release dated March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNECO COPORATION

Date: March 3, 2005	By: /s/ Thomas C. Edwards
Thomas C. Edwards, Ph. D. Chief Executive Officer

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